Exhibit 99.1
News Release
FIS Reports Fourth Quarter and Full-Year 2016 Results

Fourth Quarter 2016

•	Reported revenue increased 30.4 percent, and organic revenue increased 4.8 percent

•	Diluted EPS from continuing operations was $0.63, and Adjusted EPS was $1.14

•	Net cash provided by operating activities of $583 million and free cash flow of $435 million
Full-Year 2016

•	Reported revenue increased 40.1 percent, and organic revenue increased 4.6 percent

•	Diluted EPS from continuing operations was $1.72, and Adjusted EPS was $3.82

•	Net cash provided by operating activities of $1.9 billion and free cash flow of $1.5 billion

JACKSONVILLE Fla., Feb. 7, 2017 - FIS™ (NYSE:FIS), a global leader in financial services technology, today reported that fourth quarter revenue increased 30.4 percent on a reported basis to $2.4 billion from $1.9 billion in the prior year quarter. Net earnings from continuing operations attributable to common stockholders was $207 million, with a margin of 8.5 percent, compared to $105 million in the prior year quarter. Diluted EPS from continuing operations was $0.63 compared to $0.35 in the prior year quarter, an increase of 80.0 percent.

For the quarter, organic revenue increased 4.8 percent. Adjusted EBITDA increased 15.2 percent to $846 million for the quarter, from $734 million adjusted combined EBITDA in the prior year quarter, while adjusted EBITDA margin was 34.4 percent. Adjusted net earnings from continuing operations attributable to common stockholders was $377 million for the quarter, or $1.14 per share compared to $0.93 per share in the prior year quarter, an increase of 22.6 percent.

“One year after the acquisition of SunGard, the combination is surpassing our goals on all dimensions,” said Gary Norcross, FIS president and chief executive officer. “FIS delivered a consistently strong performance in 2016, exceeding our original expectations on every meaningful measure.”

Full-Year 2016

Full-year revenue increased 40.1 percent on a reported basis to $9.2 billion from $6.6 billion in the prior year period. Net earnings from continuing operations attributable to common stockholders was $567 million, with a margin of 6.1 percent, compared to $639 million in the prior year period. Diluted EPS from continuing operations was $1.72 compared to $2.21 in the prior year period, a decrease of 22.2 percent.

For the full year, organic revenue increased 4.6 percent. Adjusted EBITDA increased 11.1 percent to $2.9 billion in the year, from $2.7 billion adjusted combined EBITDA in the prior year period, while adjusted EBITDA margin was 31.2 percent. Adjusted net earnings from continuing operations attributable to common stockholders was $1.3 billion for the year, or $3.82 per share compared to $3.22 per share in the prior year period, an increase of 18.6 percent.

Segment Information

•	Integrated Financial Solutions (IFS):

Fourth quarter reported revenue grew 11.1 percent to $1.2 billion from $1.0 billion in the prior year quarter. Organic revenue grew 2.5 percent. Adjusted EBITDA increased 5.0 percent to $478 million from $455 million adjusted combined EBITDA in the prior year quarter, and adjusted EBITDA margin was 41.3 percent. Adjusted combined EBITDA for the prior year quarter was $31 million greater than Adjusted EBITDA in the prior year quarter due to the acquisition of SunGard on Nov. 30, 2015.

Full-year reported revenue grew 18.7 percent to $4.6 billion from $3.8 billion in the prior year period. Organic revenue grew 5.0 percent. Adjusted EBITDA increased 4.2 percent to $1.8 billion from $1.7 billion adjusted combined EBITDA in the prior year period, and adjusted EBITDA margin was 39.7 percent. Adjusted combined EBITDA for the prior year period was $170 million greater than Adjusted EBITDA in the prior year period due to the acquisition of SunGard.

•	Global Financial Solutions (GFS):

Fourth quarter reported revenue grew 51.6 percent to $1.1 billion from $754 million in the prior year quarter. Organic revenue grew 7.7 percent. Adjusted EBITDA increased 31.3 percent to $412 million from $313 million adjusted combined EBITDA in the prior year quarter, and adjusted EBITDA margin was 36.0 percent. Adjusted combined EBITDA for the prior year quarter was $99 million greater than Adjusted EBITDA in the prior year quarter due to the acquisition of SunGard.

Full-year reported revenue grew 80.0 percent to $4.2 billion from $2.4 billion in the prior year period. Organic revenue grew 5.0 percent. Adjusted EBITDA increased 17.2 percent to $1.3 billion from $1.1 billion adjusted combined EBITDA in the prior year period, and adjusted EBITDA margin was 30.4 percent. Adjusted combined EBITDA for the prior year period was $550 million greater than Adjusted EBITDA in the prior year period due to the acquisition of SunGard.

•	Corporate / Other:

Fourth quarter reported revenue increased 83.7 percent to $144 million compared to $78 million in the prior year quarter. Organic revenue increased 1.3 percent. Adjusted EBITDA loss was $44 million and is inclusive of $88 million of corporate expenses.

Full year reported revenue increased 9.1 percent to $425 million compared to $390 million in the prior year period. Organic revenue declined 1.4 percent. Adjusted EBITDA loss was $158 million and is inclusive of $316 million of corporate expenses.

Fourth quarter interest expense, net of interest income, was $99 million. Full-year interest expense, net of interest income, was $383 million. The effective tax rate was 35.0 percent in the fourth quarter and full year of 2016.

Balance Sheet and Cash Flow

As of Dec. 31, 2016, cash and cash equivalents totaled $683 million and debt outstanding totaled $10.5 billion. Fourth quarter net cash provided by operating activities was $583 million and free cash flow was $435 million. Full-year net cash provided by operating activities was $1.9 billion and free cash flow was $1.5 billion. The company reduced outstanding debt by $1.0 billion in the year.

The company paid dividends totaling $86 million in the fourth quarter and $341 million in the year.

2017 Guidance

•	Consolidated reported revenue growth of 1 to 2 percent;

◦	IFS reported growth of 3 to 4 percent; and

◦	GFS reported growth of 3 to 4 percent.

•	Consolidated organic revenue growth of 2 to 3 percent;

◦	IFS organic growth of 3 to 4 percent; and

◦	GFS organic growth of 4 to 5 percent.

•	Adjusted EBITDA of $3,040 million to $3,120 million

•	Adjusted EPS of $4.15 to $4.30, an increase of 9 to 13 percent compared to $3.82 per share in 2016

FIS has not provided a reconciliation of the foregoing forward-looking guidance to the most comparable GAAP measures for Adjusted EBITDA or Adjusted EPS because such measures are not available at this time without unreasonable efforts. The significant impact of the SunGard acquisition, including among other things, the timing and amount of integration and severance costs, and the transition of systems, facilities and personnel, make it difficult to provide meaningful and comparable GAAP guidance.

Webcast

FIS will announce fourth quarter and full year 2016 financial results on Tues., Feb. 7, prior to market open. The company will sponsor a live webcast of its earnings conference call with the investment community beginning at 8:30 a.m. (EST) Tues., Feb. 7. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures.
These non-GAAP measures include adjusted revenue, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted combined revenue, adjusted combined EBITDA, adjusted combined EBITDA margin, constant currency revenue, organic revenue growth, adjusted net earnings from continuing operations (including per share amounts), adjusted cash flow from operations, and free cash flow. These non-GAAP measures may be used in this release and/or in the attached supplemental financial information.
We believe these non-GAAP measures help investors better understand the underlying fundamentals of our business. As further described below, the non-GAAP revenue and earnings measures presented eliminate items management believes are not indicative of FIS’s core operating performance. The “adjusted combined” revenue and earnings measures additionally provide information that adjusts for our acquisition of SunGard in November 2015, to improve comparability across reporting periods. The “constant currency” and “organic revenue” measures adjust for the effects of exchange rate fluctuations, while organic revenue also adjusts for acquisitions and divestitures, giving investors further insight into our core performance. Finally, the non-GAAP cash flow measures provide further information about the ability of our business to generate cash. For these reasons, management also uses these non-GAAP measures in its assessment and management of FIS’s performance.
Adjusted revenue consists of reported revenue, increased to reverse the purchase accounting deferred revenue adjustment made upon the acquisition of SunGard. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP but was not recognized due to GAAP purchase accounting adjustments. The deferred revenue adjustment in purchase accounting was made entirely in the Corporate and Other segment; reported GAAP results for the IFS and GFS segments are not affected by this adjustment and, therefore, no adjusted revenue is presented for these segments.

EBITDA reflects earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA excludes certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K.

Adjusted EBITDA margin reflects adjusted EBITDA divided by adjusted revenue.

Adjusted combined revenue includes reported revenue for FIS and SunGard combined for pre-acquisition periods in 2015 and excludes the impacts of SunGard businesses that were divested prior to SunGard being purchased by FIS.

Adjusted combined EBITDA includes EBITDA for FIS and SunGard combined for pre-acquisition periods in 2015 and excludes certain costs and other transactions which management deems non-operational in nature, such as purchase accounting amortization, acquisition, integration and severance costs and restructuring costs, the removal of which improves comparability of operating results across reporting periods.

Adjusted combined EBITDA margin reflects adjusted combined EBITDA divided by adjusted combined revenue.

Constant currency revenue represents (i) adjusted revenue in respect of the consolidated results and the corporate and other segment and (ii) reported revenue in respect of the IFS and GFS segments, in each case excluding the impact of fluctuations in foreign currency exchange rates in the current period.

Organic revenue growth is constant currency revenue, as defined above, for the current period compared to an adjusted revenue base for the prior period which consists of adjusted combined revenue, further adjusted to exclude revenue of any divestitures by FIS and include pre-acquisition revenue for companies acquired by FIS, in addition to SunGard, during the applicable reporting period.

Adjusted net earnings from continuing operations excludes the impact of certain costs and other transactions which management deems non-operational in nature, the removal of which improves comparability of operating results across reporting periods. It also excludes the impact of acquisition-related purchase accounting amortization, which is recurring.

Adjusted net earnings per diluted share, or Adjusted EPS, reflects adjusted net earnings from continuing operations divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations reflects GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain transactions that are closely associated with non-operating activities or are otherwise non-operational in nature and not indicative of future operating cash flows.

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures, including footnotes describing the specific adjustments, are provided in the attached schedules and in the Investor Relations section of the FIS web site, www.fisglobal.com

About FIS

FIS is a global leader in financial services technology, with a focus on retail and institutional banking, payments, asset and wealth management, risk and compliance, consulting, and outsourcing solutions. Through the depth and breadth of our solutions portfolio, global capabilities and domain expertise, FIS serves more than 20,000 clients in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 55,000 people worldwide and holds global leadership positions in payment processing, financial software and banking solutions. Providing software, services and outsourcing of the technology that empowers the financial world, FIS is a Fortune 500 company and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements

This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about anticipated financial outcomes, including any earnings guidance of the Company, business and market conditions, outlook, foreign currency exchange rates, expected dividends and share repurchases, the Company’s sales pipeline and anticipated profitability and growth, as well as other statements about our expectations, beliefs, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•	the risk that acquired businesses will not be integrated successfully, or that the integration will be more costly or more time-consuming and complex than anticipated;

•	the risk that cost savings and other synergies anticipated to be realized from acquisitions may not be fully realized or may take longer to realize than expected;

•	the risk of doing business internationally;

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, changes in either or both the United States and international lending, capital and financial markets, and currency fluctuations;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to unauthorized access, theft, corruption or loss of personal information and computer viruses and other malware affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•
the risk that implementation of software (including software updates) for customers or at customer locations may result in the corruption or loss of data or customer information, interruption of business operations, exposure to liability claims or loss of customers;

•	the reaction of current and potential customers to communications from us or regulators regarding information security, risk management, internal audit or other matters;

•
competitive pressures on pricing related to the decreasing number of community banks in the U.S., the development of new disruptive technologies competing with one or more of our solutions, increasing presence of international competitors in the U.S. market and the entry into the market by global banks and global companies with respect to certain competitive solutions, each of which may have the impact of unbundling individual solutions from a comprehensive suite of solutions we provide to many of our customers;

•	the failure to innovate in order to keep up with new emerging technologies could impact our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers; and

•	other risks detailed under “Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2015 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 7, 2017

Exhibit A	Condensed Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2016 and 2015

Exhibit B	Condensed Consolidated Balance Sheets - Unaudited as of December 31, 2016 and 2015

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2016 and 2015

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2016 and 2015

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months and years ended December 31, 2016 and 2015

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

Exhibit A

	Three months ended December 31,		Years ended December 31,
	2016	2015	2016	2015
Processing and services revenues	$2,445	$1,875	$9,241	$6,596
Cost of revenues	1,553	1,233	6,233	4,395
Gross profit	892	642	3,008	2,201
Selling, general and administrative expenses	460	383	1,710	1,102
Operating income	432	259	1,298	1,099
Other income (expense):
Interest expense, net	(99)	(75)	(383)	(183)
Other income (expense), net	—	(8)	(9)	121
Total other income (expense), net	(99)	(83)	(392)	(62)
Earnings from continuing operations before income taxes	333	176	906	1,037
Provision for income taxes	117	65	317	379
Earnings from continuing operations, net of tax	216	111	589	658
Earnings (loss) from discontinued operations, net of tax	—	—	1	(7)
Net earnings	216	111	590	651
Net earnings attributable to noncontrolling interest	(9)	(6)	(22)	(19)
Net earnings attributable to FIS common stockholders	$207	$105	$568	$632
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.63	$0.36	$1.74	$2.24
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	—	—	—	(0.03)
Net earnings per share-basic attributable to FIS common stockholders	$0.63	$0.36	$1.74	$2.22
Weighted average shares outstanding-basic	327	296	326	285
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.63	$0.35	$1.72	$2.21
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	—	—	—	(0.03)
Net earnings per share-diluted attributable to FIS common stockholders	$0.63	$0.35	$1.72	$2.19
Weighted average shares outstanding-diluted	331	299	330	289
Amounts attributable to FIS common stockholders:
Net earnings from continuing operations	$207	$105	$567	$639
Net earnings (loss) from discontinued operations	—	—	1	(7)
Net earnings attributable to FIS common stockholders	$207	$105	$568	$632

Amounts in table may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$683	$682
Settlement deposits	520	371
Trade receivables, net	1,639	1,731
Settlement receivables	175	162
Other receivables	65	197
Prepaid expenses and other current assets	236	266
Deferred income taxes	101	100
Assets held for sale	863	—
Total current assets	4,282	3,509
Property and equipment, net	626	611
Goodwill	14,178	14,745
Intangible assets, net	4,664	5,159
Computer software, net	1,608	1,584
Deferred contract costs, net	310	253
Other noncurrent assets	363	339
Total assets	$26,031	$26,200

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,146	$1,196
Settlement payables	714	538
Deferred revenues	680	615
Current portion of long-term debt	332	15
Liabilities held for sale	279	—
Total current liabilities	3,151	2,364
Long-term debt, excluding current portion	10,146	11,429
Deferred income taxes	2,484	2,658
Deferred revenues	19	30
Other long-term liabilities	386	312
Total liabilities	16,186	16,793
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	4	4
Additional paid in capital	10,380	10,210
Retained earnings	3,299	3,073
Accumulated other comprehensive earnings (loss)	(331)	(279)
Treasury stock, at cost	(3,611)	(3,687)
Total FIS stockholders’ equity	9,741	9,321
Noncontrolling interest	104	86
Total equity	9,845	9,407
Total liabilities and equity	$26,031	$26,200

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2016	2015
Cash flows from operating activities:
Net earnings	$590	$651
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,174	669
Amortization of debt issue costs	19	11
Gain on sale of assets	—	(149)
Stock-based compensation	137	98
Deferred income taxes	(164)	48
Excess income tax benefit from exercise of stock options	(32)	(29)
Other operating activities, net	(2)	4
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	57	(103)
Settlement activity	15	5
Prepaid expenses and other assets	(8)	(46)
Deferred contract costs	(138)	(120)
Deferred revenue	182	63
Accounts payable, accrued liabilities and other liabilities	95	29
Net cash provided by operating activities	1,925	1,131

Cash flows from investing activities:
Additions to property and equipment	(145)	(133)
Additions to computer software	(471)	(282)
Proceeds from sale of assets	—	241
Acquisitions, net of cash acquired, and equity investments	—	(1,720)
Other investing activities, net	(3)	(4)
Net cash used in investing activities	(619)	(1,898)

Cash flows from financing activities:
Borrowings	7,745	13,216
Repayment of borrowings and capital lease obligations	(8,749)	(11,561)
Debt issuance costs	(25)	(37)
Excess income tax benefit from exercise of stock options	32	29
Proceeds from exercise of stock options	112	57
Treasury stock activity	(40)	(320)
Dividends paid	(341)	(305)
Distributions to Brazilian venture partner	(20)	(24)
Other financing activities, net	(23)	(40)
Net cash (used in) provided by financing activities	(1,309)	1,015

Effect of foreign currency exchange rate changes on cash	4	(59)

Net increase (decrease) in cash and cash equivalents	1	189
Cash and cash equivalents, at beginning of period	682	493
Cash and cash equivalents, at end of period	$683	$682

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D

	Three months ended December 31, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,158	$1,143	$144	$2,445
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	15	15
Adjusted processing and services revenue	$1,158	$1,143	$159	$2,460

	Year ended December 31, 2016
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$4,566	$4,250	$425	$9,241
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	192	192
Adjusted processing and services revenue	$4,566	$4,250	$617	$9,433

	Three months ended December 31, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$1,043	$754	$78	$1,875
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	48	48
Adjusted processing and services revenue	1,043	754	126	1,923
Historical SunGard revenue as adjusted (2)	88	325	32	445
Adjusted combined processing and services revenue	$1,131	$1,079	$158	$2,368

Adjusted EBITDA	$424	$214	$(13)	$625
Historical SunGard operating income, as adjusted (2)	26	82	(24)	84
Historical SunGard depreciation and amortization from continuing operations, as adjusted (2)	5	17	3	25
Adjusted combined EBITDA	$455	$313	$(34)	$734

	Year ended December 31, 2015
	Integrated Financial Solutions	Global Financial Solutions	Corporate and Other	Consolidated
Processing and services revenue	$3,846	$2,360	$390	$6,596
Non-GAAP adjustments:
Acquisition deferred revenue adjustment (1)	—	—	48	48
Adjusted processing and services revenue	3,846	2,360	438	6,644
Historical SunGard revenue as adjusted (2)	496	1,780	213	2,489
Adjusted combined processing and services revenue	$4,342	$4,140	$651	$9,133

Adjusted EBITDA	$1,568	$553	$(89)	$2,032
Historical SunGard operating income, as adjusted (2)	146	461	(119)	488
Historical SunGard depreciation and amortization from continuing operations, as adjusted (2)	24	89	19	132
Adjusted combined EBITDA	$1,738	$1,103	$(189)	$2,652

(1)	See note (3) to Exhibit E.

(2)	See note (7) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE GROWTH — UNAUDITED
(In millions)

						Exhibit D (continued)

	Three months ended December 31,
	2016			2015
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$1,158	$2	$1,160	$1,043	$89	$1,132	2.5%
Global Financial Solutions	1,143	17	1,160	754	323	1,077	7.7%
Corporate and Other	159	1	160	126	32	158	1.3%
Total	$2,460	$20	$2,480	$1,923	$444	$2,367	4.8%

	Years ended December 31,
	2016			2015
			Constant
	Adjusted		Currency	Adjusted	In Year	Adjusted	Organic
	Revenue (1)	FX	Revenue	Revenue (1)	Adjustments (2)	Base	Growth (3)
Integrated Financial Solutions	$4,566	$5	$4,571	$3,846	$506	$4,352	5.0%
Global Financial Solutions	4,250	92	4,342	2,360	1,776	4,136	5.0%
Corporate and Other	617	3	620	438	191	629	(1.4)%
Total	$9,433	$100	$9,533	$6,644	$2,473	$9,117	4.6%

(1)See Note (3) to Exhibit E.

(2)
In year adjustments primarily include pre-acquisition SunGard revenues, and also include pre-acquisition revenues from other FIS acquisitions, as well as removing revenue from businesses divested by FIS.

(3)	Organic growth percentages are calculated utilizing more precise amounts than the rounding to millions included in the tables above.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2016	December 31, 2016
Net cash provided by operating activities	$583	$1,925
Non-GAAP adjustments:
Capco acquisition related payments (1)	6	27
Acquisition, integration and severance payments (2)	33	168
Settlement activity	(18)	(15)
Adjusted cash flows from operations	604	2,105
Capital expenditures	(169)	(616)
Free cash flow	$435	$1,489

	Three months ended	Year ended
	December 31, 2015	December 31, 2015
Net cash provided by operating activities	$434	$1,131
Non-GAAP adjustments:
Capco acquisition related payments (1)	—	36
Acquisition, integration and severance payments (2)	45	80
Tax payment for Gaming sale (3)	22	88
Settlement activity	2	(5)
Adjusted cash flows from operations	503	1,330
Capital expenditures	(109)	(415)
Free cash flow	$394	$915

Free cash flow reflects adjusted cash flow from operations less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

(1)
Adjusted cash flow from operations and free cash flow for the three months and year ended December 31, 2016 and and year ended December 31, 2015 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in financing activities on the Condensed Consolidated Statements of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)
Adjusted cash flow from operations and free cash flow for the three months and years ended December 31, 2016 and 2015 excludes cash payments for certain acquisition, integration and severance expenses, net of related tax impact. The related tax impact totaled $18 million and $18 million for the three months and $88 million and $35 million for the years ended December 31, 2016 and 2015, respectively.

(3)
Adjusted cash flow from operations excludes the third quarter tax payment related to the gain on the sale of check warranty contracts in the gaming industry, which was recognized during the second quarter.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2016	2015	2016	2015

Net earnings from continuing operations attributable to FIS	$207	$105	$567	$639
Provision for income taxes	117	65	317	379
Interest expense, net	99	75	383	183
Other, net	9	14	31	(102)

Operating income, as reported	432	259	1,298	1,099
FIS depreciation and amortization from continuing operations	153	118	584	431
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	146	88	590	238
Acquisition, integration and severance (2)	100	112	281	171
Acquisition deferred revenue adjustment (3)	15	48	192	48
Global restructure (4)	—	—	—	45
Adjusted EBITDA	$846	625	$2,945	2,032
Historical SunGard operating income, as adjusted (5)		84		488
Historical SunGard depreciation and amortization from continuing operations, as adjusted (5)		25		132
Adjusted combined EBITDA		$734		$2,652

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (7) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Exhibit E (continued)

	Three months ended		Years ended
	December 31,		December 31,
	2016	2015	2016	2015

Earnings from continuing operations before income taxes	$333	$176	$906	$1,037
Provision for income taxes	117	65	317	379
Net earnings attributable to noncontrolling interest	(9)	(6)	(22)	(19)
Net earnings from continuing operations attributable to FIS	207	105	567	639
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	146	88	590	238
Acquisition, integration and severance (2)	100	115	281	191
Acquisition deferred revenue adjustment (3)	15	48	192	48
Global restructure (4)	—	—	—	45
Refinancing (5)	—	—	4	—
Sale of gaming contracts (6)	—	—	—	(139)
Provision for income taxes on non-GAAP adjustments	(91)	(78)	(373)	(92)
Total non-GAAP adjustments	170	173	694	291
Adjusted net earnings (loss) from continuing operations, net of tax	$377	$278	$1,261	$930

Net earnings per share - diluted from continuing operations attributable to FIS common stockholders	$0.63	$0.35	$1.72	$2.21
FIS non-GAAP adjustments:
Purchase accounting amortization (1)	0.44	0.29	1.79	0.82
Acquisition, integration and severance (2)	0.30	0.38	0.85	0.66
Acquisition deferred revenue adjustment (3)	0.05	0.16	0.58	0.17
Global restructure (4)	—	—	—	0.16
Refinancing (5)	—	—	0.01	—
Sale of gaming contracts (6)	—	—	—	(0.48)
Provision for income taxes on non-GAAP adjustments	(0.27)	(0.26)	(1.13)	(0.32)
Adjusted net earnings (loss) per share - diluted from continuing operations attributable to FIS common stockholders	$1.14	$0.93	$3.82	$3.22

Weighted average shares outstanding-diluted	331	299	330	289

Amounts in table may not sum due to rounding.

(1)See note (1) to Exhibit E.
(2)See note (2) to Exhibit E.
(3)See note (3) to Exhibit E.
(4)See note (4) to Exhibit E.
(5)See note (5) to Exhibit E.
(6)See note (6) to Exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months and years ended December 31, 2016 and 2015.

The adjustments are as follows:

(1)
This item represents purchase price amortization expense on all intangible assets acquired through various Company acquisitions, including customer relationships, contract value, trademarks and tradenames, and non-compete agreements. Beginning with the November 2015 acquisition of SunGard, this column also includes the amortization associated with purchase price adjustments to technology assets acquired. As of December 31, 2016, the allocation of purchase price for SunGard to assets and liabilities is final and no adjustment in future periods is expected.

(2)	This item represents certain costs and other transactions which management deems non-operational primarily related to integration and severance activity from the SunGard acquisition.

(3)
This item represents the impact of the purchase accounting adjustment to reduce SunGard's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by SunGard under GAAP if the acquisition had not occurred, but was not recognized due to GAAP purchase accounting requirements.

(4)	Global Restructure represents severance costs incurred during the first quarter of 2015 in connection with the reorganization and streamlining of operations in our Global Financial Solutions segment.

(5)
This item represents the write-off of certain previously capitalized debt issuance costs and the payment associated with the early termination of certain interest rate swaps resulting from the repayment of amounts due under our credit facilities during the third quarter of 2016.

(6)
This item represents the gain on the sale of check warranty contracts and other assets in the gaming industry. The sale did not meet the standard necessary to be reported as discontinued operations and, therefore, the gain and related prior period earnings remain reported within earnings from continuing operations.

(7)
The adjusted financial information of SunGard excludes amortization of purchased intangible assets, as well as the impact from the acquisition deferred revenue adjustment arising from the SunGard Acquisition as those impacts would be eliminated in the preparation of adjusted combined information. It also excludes (i) revenues and cost of revenues from businesses disposed of by SunGard in 2015 and (ii) SunGard's historical expense prior to its acquisition by FIS for amortization of purchased intangibles acquired by SunGard.